Exhibit 3.11

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:12 PM 01/24/2006
FILED 03:31 PM 01/24/2006
SRV 060069052 — 4098975 FILE
CERTIFICATE OF FORMATION
OF
DOLPHIN ACQUISITION, LLC
under Section 18-201 of the Delaware Limited Liability Company Act
          This Certificate of Formation of DOLPHIN ACQUISITION, LLC (the “Company”), dated as of the 24th day of January, 2006, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.)
          FIRST. The name of the limited liability company formed hereby is Dolphin Acquisition, LLC.
          SECOND. The address of the Company’s registered office in the State of Delaware is c/o Corporation Service Company 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808. The name of registered agent at such address is Corporation Service Company.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Natasha I Friedrichs
Natasha I Friedrichs,
Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.	Name of Limited Liability Company: Dolphin Acquisition, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
2.	The Address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The Registered Agent of the limited liability company will be The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 18 day of August, A.D. 2006.

By:	/s/ Jennifer Aultman
Authorized Person(s)

Name:	Jennifer Aultman, Attorney in Fact
acting on behalf of Jonathan Glenn, V-P for MedAssets, Inc., sole member

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:31 PM 08/21/2006
FILED 01:00 PM 08/21/2006
SRV 060778341 — 4098975 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.	Name of Limited Liability Company: Dolphin Acquisition, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: Dominic & Irvine, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7th day of November, A.D. 2006.

By:	/s/ Jonathan H. Glenn
Authorized Person(s)

Name:	Jonathan H. Glenn
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 11/08/2006
FILED 09:50 AM 11/08/2006
SRV 061021565 — 4098975 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:00 PM 05/27/2009
FILED 03:33 PM 05/27/2009
SRV 090534779 — 4098975 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.	Name of Limited Liability company: DOMINIC & IRVINE, LLC
2.	The Certificate of Formation of the limited liability company is hereby amended as follows: Strike out the statement relating to the limited liability company’s registered office and registered agent and substitute in lieu thereof the following statement: “The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.”
     IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 27th day of May, A.D. 2009.

By:	/s/ Jeremy Butler
Authorized Person(s)

Name:	Jeremy Butler
Print or Type